EXHIBIT 16.1

PUGH & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
WILL J. PUGH, CPA
RONNIE G. CATE, CPA	HOME FEDERAL PLAZA — SUITE 200	MEMBERS
C. LARRY ELMORE, CPA	315 NORTH CEDAR BLUFF ROAD
W. JAMES PUGH, JR., CPA	KNOXVILLE, TENNESSEE 37923	AMERICAN INSTITUTE OF
DANIEL C. FRANKLIN, CPA		CERTIFIED PUBLIC ACCOUNTANTS
JAMES H. JONES, CPA
LISA W. HILL, CPA	P.O. BOX 31409	TENNESSEE SOCIETY OF
SUSAN R. FOARD, CPA	KNOXVILLE, TENNESSEE 37930-1409	CERTIFIED PUBLIC ACCOUNTANTS
ANDREW R. HARPER, CPA
R.E. FOUST, CPA	865-769-0660 800-332-7021
A. TED HOTZ, CPA	TELECOPIER 865-769-1660
November 28, 2006
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549
Dear Sir / Madam:
We have read Item 4.01 of the Current Report on Form 8-K of First Community Corporation dated November 28, 2006 and we agree with the statements made therein regarding our firm.

Yours truly,
/s/Pugh &Company, P.C.

Knoxville, TN